Exhibit 10.14
SECOND
AMENDED AND RESTATED PROMISSORY NOTE
(Peak, JFBB, Mad River, SNH, LBO, Mount Snow, Hidden Valley,
Snow Creek, Paoli Peaks, Deltrecs, Brandywine, and Boston Mills)

$41,000,000.00	August 5, 2008
     FOR VALUE RECEIVED, Peak Resorts, Inc., a Missouri corporation (“Peak”), JFBB Ski Areas, Inc., a Missouri corporation (“JFBB”), Mad River Mountain, Inc., a Missouri corporation (“Mad River”), S N H Development, Inc., a Missouri corporation (“SNH”), LBO Holding, Inc., a Maine corporation (“LBO”), Mount Snow, Ltd., a Vermont corporation, Hidden Valley Golf and Ski, Inc., a Missouri corporation (“Hidden Valley”), Snow Creek, Inc., a Missouri corporation (“Snow Creek”), Paoli Peaks, Inc., a Missouri corporation (“Paoli Peaks”), Deltrecs, Inc., an Ohio corporation (“Deltrecs”), Brandywine Ski Resort, Inc., an Ohio corporation (“Brandywine”), and Boston Mills Ski Resort, Inc., an Ohio corporation (“Boston Mills”), (collectively, and jointly and severally, “Borrower”) promise to pay to the order of EPT SKI PROPERTIES, INC., a Delaware corporation (together with any and all of its successors and assigns and/or any other holder of this Note, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, at 30 West Pershing Road, Suite 201, Kansas City, Missouri 64108, the principal sum of FORTY-ONE MILLION AND 00/100 DOLLARS ($41,000,000.00), or such lesser amount as may be borrowed hereunder, together with interest on the unpaid principal balance of this Note as hereinafter provided. Interest shall be calculated on the basis of a 360 day year.
     Section 1 Amendment and Restatement. This Amended and Restated Promissory Note (this “Note”) amends, restates, consolidates and supersedes (a) that certain Purchase Loan Note dated March 14, 2006 in the amount of Twenty Million Dollars ($20,000,000.00) made by Peak, Hidden Valley, Snow Creek, Paoli Peaks, Deltrecs, Brandywine, and Boston Mills (collectively, the “Huntington Borrowers”) to The Huntington National Bank; (b) that certain Purchase Loan Note dated March 14, 2006 in the amount of Eight Million Dollars ($8,000,000.00) made by the Huntington Borrowers to Royal Banks of Missouri; (c) that certain Working Capital Note dated March 14, 2006 in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) made by the Huntington Borrowers to the Huntington National Bank; and (d) that certain Amended and Restated Promissory Note dated October 20, 2007 from Borrower to an in favor of Lender (collectively, the “Prior Notes”).
     Section 2 Assignment of Security. Pursuant to that certain Assignment and Assumption dated October 30, 2007, the following documents have being assigned by The Huntington National Bank and Royal Banks of Missouri (collectively, “Assignor”) to Lender: (a) the Prior Notes; (b) that certain Credit and Security Agreement dated as of March 14, 2006 among the Huntington Borrowers and Assignor (the “Credit Agreement”); (c) the Mortgages (as defined below); (d) a Shareholder Guaranty dated March 14, 2006 made by Timothy D. Boyd, Richard Deutsch, and Stephen J. Mueller to and for the benefit of Assignor (the “Shareholder Guaranty”); (e) a Subsidiary Guaranty Agreement dated March 14, 2006 made by Mad River, S N H, and JFBB (the “Subsidiary Guaranty”); (f) that certain Pledge and Security Agreement from the Huntington Borrowers to and for the benefit of Assignor dated March 14, 2006; (g) a Subsidiary Security Agreement dated March 14, 2006 made by Mad River to and for the benefit of Assignor; (h) a Patent Security Agreement dated March 14, 2006 made by the Huntington Borrowers to and for the benefit of Assignor; (i) a Trademark Security Agreement dated March 14, 2006 made by Borrowers to and for the benefit of Assignor; (j) a Copyright Security Agreement dated March 14, 2006 made by the Huntington Borrowers to and for the benefit of Assignor; (k) a Limited License Agreement dated March 14, 2006 made by Borrowers to and for the benefit of Assignor ((f)-(k), collectively, the “Security Agreements”). All collateral that secures and all guarantees relating to the

Prior Notes shall carry forward and shall secure or relate, as the case may be, to this Note, and the attachment, perfection and priority of all such liens and security interests shall not be impaired by the execution and delivery of this Note.
     Section 3 Payment. Commencing on December 1, 2007, and continuing on the same day of each month thereafter until the Maturity Date, the Borrower shall pay interest only on the unpaid principal balance of this Note at the rate of interest set forth in Section 6 below. The entire principal balance of this Note, together with all accrued and unpaid interest and all other amounts payable hereunder shall be due and payable in full on October 29, 2027 (the “Maturity Date”), the final maturity of this Note.
     Section 4 Borrowing. Borrower has borrowed and Lender has previously advanced $32,232,809 of the face amount of this Note. Borrower may request and Lender may agree to lend the amounts requested by Borrower from time to time upon fifteen (15) days advance written notice to the Lender which amounts, when added to all amounts previously borrowed under this Note, do not exceed FORTY-ONE MILLION AND 00/100 DOLLARS ($41,000,000.00) (each individually, an “Advance”). The Borrower may make its written requests for an Advance (“Advance Request”) to Lender from time to time and at any time on or before the Maturity Date, and in response Lender may, in its sole and absolute discretion, make future Advances to the Borrower within fifteen (15) days of each such request. In addition to the Advance requirements provided herein, and subject to Lender’s total discretion with respect to approval of all Advances, all Advance Requests shall also be subject to the following:
          (a) Frequency. Borrower may make only one (1) Advance Request per calendar month;
          (b) No Event of Default. Lender will not make any Advance until Lender has satisfied itself, in its sole discretion, that no Event of Default (as defined below) exists;
          (c) Conditions. Prior to making any advances for any improvements to the Property (the “Improvements”), Lender may request that Borrower provide copies of the following, if and to the extent the same are reasonably available to Borrower: (i) architect agreement (the “Architect Agreement”) by and between Borrower and any architect or engineer with respect to the design of such Improvements (the “Architect”), (ii) schematic designs for the proposed construction/development of the Improvements prepared by the Architect pursuant to the Architect Agreement, (iii) a full set of plans and specifications for the proposed construction/development of the Improvements, prepared by the Architect pursuant to the Architect Agreement, which meet the requirements of all applicable building codes and zoning ordinances (the “Plans”), (iv) a copy of the construction contract (the “Construction Contract”) by and between Borrower and any contractor constructing the Improvements (the “Contractor”), and (v) copies of all required building permits.
          (d) Lien Waivers. Lender shall not make an Advance unless all persons entitled to a statutory or common law lien on the Property which arises from their services rendered or materials supplied with respect to construction of the Improvements, have executed a waiver of their rights to date to such a lien in form and content satisfactory to Lender and Lender’s counsel.
          (e) Payments. Lender, at any time, at its option, may require that: (i) Borrower make any payments for which an Advance is made hereunder by joint check made payable to the general contractor and subcontractor for whose account the payment is to be made, as joint payees, or (ii) all contracts, materials suppliers, and laborers employed in connection with constructing the Improvements will be paid directly by disbursement from Lender on a form or order approved by Lender and countersigned by Borrower;

          (f) No Advances. Lender may withhold an Advance at any time that Borrower notifies Lender in writing, or Lender determines in its sole discretion, that construction of the Improvements is not in accordance with the Plans, that the workmanship is of inferior quality, or that there will be insufficient funds available to complete the Improvements as planned. Lender may withhold an Advance until corrective measures satisfactory to Lender are implemented. Lender also may withhold an Advance at any time there is an uncured default by Borrower;
          (g) Written Request. The Advances shall be made only upon Borrower’s written request or on the request of any person or entity designated in writing by Borrower to act on Borrower’s behalf. The written request shall identify the payees and the amounts to be paid to each and shall be accompanied by invoices, lien waivers, percentage completion certificates, and any other documentation deemed necessary by Lender supporting the amounts requested to be paid; and
          (h) Inspection of Construction. Lender may retain, at Borrower’s expense (the cost of which may be advanced from loan proceeds), an inspector selected by Lender (“Inspector”) as Lender’s representative to conduct periodic inspections of the construction of the Improvements and all contracts, bills, invoices, lien waivers, and other documents and information relating to such construction, to verify whether the Improvements as actually constructed have been completed in accordance with the Plans, and whether requested advances comply with the terms and conditions of the Loan Documents. Borrower agrees to cooperate fully (and to cause its contractors to cooperate fully) with Inspector. Without limiting the generality of the foregoing, Inspector and other employees or agents of Lender shall have access to the Property and to all Plans, documents, books, records, and information pertaining to the Improvements from time to time during construction for purposes of such inspections upon two business days advance notice.
     Section 5 Security; Loan Documents.
          (a) This Note evidences a loan made by Lender to the Borrower pursuant to an Amended and Restated Credit and Security Agreement dated October 20, 2007, by and between the Borrower and Lender (as amended, modified or supplemented from time to time, the “Credit Agreement”). This Note shall be secured by: (i) that certain Open-End Mortgage, Assignment of Rents and Security Agreement dated March 14, 2006 from Boston Mills Ski Resort, Inc to and for the benefit of Assignor, recorded on March 16, 2006 as Instrument No. 55300152, in the public records of Summit County, Ohio (the “Boston Mills Mortgage”); (ii) that certain Open-End Mortgage, Assignment of Rents and Security Agreement dated March 14, 2006 from Brandywine Ski Resort, Inc. to and for the benefit of Assignor, recorded on March 16, 2006 as Instrument No. 55300154, in the public records of Summit County, Ohio (the “Brandywine Mortgage”); (iii) that certain Future Advance Mortgage, Leasehold Mortgage, Assignment of Rents and Security Agreement dated March 14, 2006 from Paoli Peaks, Inc. to and for the benefit of Assignor, recorded on March 15, 2006 as Instrument No. 061329, in the public records of Orange County, Indiana (the “Paoli Peaks Mortgage”); (iv) that certain Deed of Trust (With Power of Sale, Assignment of Rents and Security Agreement) dated March 14, 2006 from Hidden Valley Golf and Ski, Inc. to and for the benefit of Assignor, recorded on March 15, 2006, in Book 17094, Page 1967 with the Recorder of Deeds for St. Louis County, Missouri (the “Hidden Valley Deed of Trust”); (v) that certain Deed of Trust (With Power of Sale, Assignment of Rents and Security Agreement) dated March 14, 2006 from Snow Creek, Inc. to and for the benefit of Assignor, recorded on March 15, 2006, in Book 1078, Page 415 with the Recorder of Deeds for Platte County, Missouri (the “Snow Creek Deed of Trust”); (vi) that certain Leasehold Mortgage (the “Leasehold Mortgage”) dated October 30, 2007 to be filed of record in the real estate records of Kidder Township, Carbon County, Pennsylvania after Borrower and Lender have obtained a survey and title insurance coverage therefor pursuant to the Credit Agreement, which Leasehold Mortgage is secured by that certain Lease between Big Boulder Corporation, as landlord, and JFBB Ski Areas, Inc., as tenant, dated December 1, 2005 for lease of an approximately 109 acre ski area known as “Big Boulder Park”, and that certain Lease between Blue Ridge Real Estate Company, as landlord, and JFBB Ski Areas, Inc., as tenant, dated December 1, 2005 for lease of an approximately 210-acre ski area known as “Jack Frost”. The Boston Mills Mortgage, Brandywine Mortgage, Paoli Peaks Mortgage, Hidden Valley Deed of Trust, Snow Creek Deed of Trust, and the Leasehold Mortgage are collectively herein referred to as the “Prior Mortgages”, and all of the real and personal property secured by the Mortgages is hereinafter referred to as the “Property”. Effective as of October 30, 2007, each of the Prior Mortgages was amended and restated, and the Prior Mortgages, as the same are or have been further modified in connection with the execution and delivery of this Note, are collectively referred to herein as the “Mortgages.”
          (b) In addition to the Mortgages and Security Agreements, this Note shall be secured by: (i) the Assignment of Rents, Leases and Leasing Agreements dated October 30, 2007 executed by Borrower (the “Lease Assignment”); (ii) the Assignment of Permits and Licenses dated October 30, 2007 executed by Borrower (the “Permits Assignment”); (iii) the Environmental Indemnity Agreement dated October 30, 2007 executed by Borrower (the “Environmental Indemnity”); (iv) the Consolidated, Amended and Restated Debt Service Reserve and Security Agreement by and between Lender and Borrower dated October 30, 2007 (the “Debt Service Agreement”); and (v) UCC financing statements filed in the applicable jurisdictions against Borrower’s personal property.
          (c) This Note, the Mortgages, the Lease Assignment, the Permits Assignment, the Environmental Indemnity, the Debt Service Agreement, the Credit Agreement, the UCC financing statements, and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the “Loan”), including without limitation the Security Agreements, the Subsidiary Guaranty, and the Shareholder Guaranty, as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a “Loan Document” and together the “Loan Documents”.
     Section 6 Interest Rate.
          (a) Initial Rate. The unpaid principal balance of this Note from day to day outstanding shall initially bear interest at a rate of nine and twenty-five hundredths percent (9.25%) per annum.
          (b) Annual Rate Adjustment. On October 1, 2008, and on the first day of October of each year thereafter (the “Adjustment Date”) until the Maturity Date, the rate of interest shall be increased each year by the lesser of (i) one and one-half percent (1.5%) (i.e., the rate of interest shall be increased to an amount equal to the rate of interest in the previous year multiplied by 1.015); or (ii) two times the percentage increase in the CPI (as hereinafter defined) from the CPI in effect on the applicable Adjustment Date over the CPI in effect on the immediately preceding Adjustment Date, in each case rounded to the nearest one-hundredth of a percent. For the purposes hereof, “CPI” shall mean the Consumer Price Index for all Urban Consumers, U.S. City Average, published by the Bureau of Labor Statistics of the United States Department of Labor (base year 1982-84=100). In the event that the CPI ceases to incorporate a significant number of items, or if a substantial change is made in the method of establishing such CPI, then the CPI shall be adjusted in a fair and reasonable manner to the figure that would have resulted had no substantial change occurred in the manner of computing such CPI. In the event such CPI (or a successor or substitute index) is not available, such governmental or other service or publication as shall evaluate the information in substantially the same manner as the aforesaid CPI, shall be used in lieu thereof. For example: if on December 1, 2008, the CPI increase between December 1, 2007 and December 1, 2008 is 2.75%, then the rate of interest shall increase to 9.388% (i.e., the lesser of the rate under (i): 9.25% + (9.25% x 1.5%) = 9.388% and the rate under (ii): 9.25% + (9.25% x 2(2.75%) = 9.759%). If the adjusted rate on December 1, 2011 is 9.918%, and the CPI increase between

December 1, 2010 and December, 2011, is .53%, then the rate of interest shall increase to 10.015% (i.e. the lesser of the rate under (i): 9.918% + (9.918% x 1.5%) = 10.066% and the rate under (ii): 9.918% + (9.918% x 2(.53%) = 10.015%) In no event shall there be a decrease in the rate of interest if there is a decrease in the CPI.
          (c) Past Due Rate. Any principal of, and to the extent permitted by applicable law, any interest on this Note, and any other sum payable hereunder, which is not paid when due (without regard to any applicable grace periods), shall bear interest, from the date due and payable until paid, payable on demand, at a rate per annum (the “Past Due Rate”) equal to the per annum interest rate from time to time publicly announced by Citibank, N.A., New York, New York as its base rate, plus four percent (4%), but in no event shall the Past Due Rate ever be less than the rate of interest set forth in subsection (a) above, (as adjusted pursuant to subsection (b) above and sometimes referred to herein as the “standard rate of interest”) plus 200 basis points (2.00%). If Citibank, N.A. discontinues reporting a base rate, then the base rate shall be such other base rate as Lender designates to be the successor base rate.
     Section 7 Prepayment. Borrower shall have no right to prepay all or any part of the principal of this Note prior to its scheduled Maturity Date without Lender’s consent, which consent shall be held by Lender in its sole discretion.
     Section 8 Late Charges. If Borrower shall fail to make any payment under the terms of this Note (other than the payment due at maturity) within fifteen (15) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to four percent (4%) of the amount of such payment. Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment. The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.
     Section 9 Certain Provisions Regarding Payments. All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, to unpaid principal, and to any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect. Payments received after 2:00 o’clock p.m. Central Standard Time shall be deemed to be received on, and shall be posted as of, the following business day. Whenever any payment under this Note or any other Loan Document falls due on a Saturday, a Sunday or another day on which the offices of Lender are not open for the conduct of its banking business at the place where this Note is payable, such payment may be made on the next succeeding day on which the offices of Lender are open for such business.
     Section 10 Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

          (a) Borrower fails to pay when and as due and payable any amounts payable by Borrower to Lender under the terms of this Note and such amount remains unpaid beyond a period of ten (10) days after written notice of such default is given by Lender to Borrower.
          (b) Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, subject to any applicable grace or cure period set forth in the Loan Documents.
          (c) An Event of Default (as therein defined) occurs under any of the Loan Documents other than this Note (subject to any applicable grace or cure period), including without limitation any Mortgage or the Credit Agreement.
     Section 11 Remedies. Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:
          (a) Lender may accelerate the Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.
          (b) Lender may set off the amount due against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.
          (c) Lender may exercise any of its other rights, powers and remedies under the Loan Documents or at law or in equity.
     Section 12 Remedies Cumulative. All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.
     Section 13 Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under the Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.
     Section 14 Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Peak Resorts, Inc., at its address specified in the Credit Agreement. Borrower irrevocably agrees that such service shall be deemed to be service of process upon each party executing this Note as Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions, subject to any provision or agreement for arbitration or dispute resolution set forth in the Credit Agreement.

     Section 15 Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.
     Section 16 General Provisions. Time is of the essence with respect to Borrower’s obligations under this Note. Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the state and county in which the Property is located for the enforcement of any and all obligations under this Note and the other Loan Documents; (f) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (g) hereby subordinate to the Loan and the Loan Documents any and all rights against Borrower and any security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note and its validity, enforcement and interpretation shall be governed by the laws of the State of Missouri (without regard to any principles of conflicts of laws) and applicable United States federal law. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made. The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”
     Section 17 Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of the Credit Agreement regarding notices.
     Section 18 Joint and Several Liability. The liabilities and obligations of each of the undersigned shall be joint and several liabilities and obligations. The joint and several obligations of each of the undersigned under this Note shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest, penalties, premiums and late charges, if any, on this Note and all additional payments, if any, due pursuant to any other Loan Document (collectively, the “Obligations”) shall have been paid and, until such payment has been made, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any of the undersigned: (a) the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the Obligations or agreements of any of the undersigned under this Note or any other Loan Document; (b) the failure to give notice to any or all of the undersigned of the occurrence of a default under the terms and provisions of this Note or any other Loan Document; (c) the release, substitution or exchange by the holder of this note of any collateral securing any of the Obligations (whether with or without consideration) or the acceptance by the holder of this Note of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of any collateral; (d) the release of any person primarily or secondarily liable for all or any part of the Obligations, whether by Lender or any other holder of the note or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all of the undersigned or any other person or entity who, or any of whose property, shall at the time in question be obligated in respect of the Obligations or any part thereof; or (e) to the extent permitted by law, any other event, occurrence, action or circumstance that would, in the absence of this clause, result in the release or discharge of any or all of the undersigned from the performance or observance of any obligation, covenant or agreement contained in this Note. The joint and several Obligations of the undersigned to Lender under this Note shall remain in full force and effect (or be reinstated) until Lender has received payment in full of all Obligations and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Lender. The undersigned expressly agree that Lender shall not be required first to institute any suit or to exhaust its remedies against any of the undersigned or any other person or party to become liable hereunder or against any collateral, in order to enforce this Note; and expressly agree that, notwithstanding the occurrence of any of the foregoing, the undersigned shall be and remain, directly and primarily liable for all sums due under this note and under the loan documents. On disposition by Lender of any property encumbered by any collateral, the undersigned shall be and shall remain jointly and severally liable for any deficiency.
     Section 19 Authority. Each of the undersigned representatives of Borrower represent that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Mortgage, and the other Loan Documents and they constitute the valid and binding obligations of Borrower.
     Section 20 No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Mortgage, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.
     Section 21 Not a Novation. This Note amends, restates and supersedes the Prior Notes, and is delivered in substitution for, and not in payment of, the obligations of Borrower under the Prior Notes and is in no way intended to constitute a novation of any of Borrower’s indebtedness under the Prior Notes. All collateral which secures and all guarantees and other credit enhancements which related to the Prior Notes shall carry forward and secure or relate, as the case may be, to this Note, and the attachment, perfection and priority of all such security interests shall not be impaired by the execution and delivery of this Note.
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
BORROWER AND LENDER HEREBY AFFIRM THAT THERE IS NO UNWRITTEN ORAL LOAN AGREEMENT BETWEEN BORROWER AND LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

Borrower:

PEAK RESORTS, INC.	DELTRECS, INC.

/s/ Stephen J. Mueller	/s/ Stephen J. Mueller

By: Stephen J. Mueller	By: Stephen J. Mueller
Its: Vice-President	Its: Vice-President

JFBB SKI AREAS, INC.	BOSTON MILLS SKI RESORT, INC.

/s/ Stephen J. Mueller	/s/ Stephen J. Mueller

By: Stephen J. Mueller	By: Stephen J. Mueller
Its: Vice-President	Its: Vice-President

MAD RIVER MOUNTAIN, INC.	BRANDY WINE SKI RESORT, INC.

/s/ Stephen J. Mueller	/s/ Stephen J. Mueller

By: Stephen J. Mueller	By: Stephen J. Mueller
Its: Vice President	Its: Vice-President

S N H DEVELOPMENT, INC.	HIDDEN VALLEY GOLF AND SKI, INC.

/s/ Stephen J. Mueller	/s/ Stephen J. Mueller

By: Stephen J. Mueller	By: Stephen J. Mueller
Its: Vice-President	Its: Vice-President

L.B.O. HOLDING, INC.	SNOW CREEK, INC.

/s/ Stephen J. Mueller	/s/ Stephen J. Mueller

By: Stephen J. Mueller	By: Stephen J. Mueller
Its: Vice-President	Its: Vice-President

MOUNT SNOW, LTD.	PAOLI PEAKS, INC.

/s/ Stephen J. Mueller	/s/ Stephen J. Mueller

By: Stephen J, Mueller	By: Stephen J. Mueller
Its: Vice-President	Its: Vice-President

10